        A Joint Venture of GE Capital Real Estate and L.J. Melody & Company, a CB Richard Ellis Company

1500 City West Blvd., Suite 200
Houston, TX 77042
(713) 458-7200

March 6, 2006

VIA FEDERAL EXPRESS

LaSalle Bank National Association, as Trustee 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603 Attn: Global Securitization Trust Services Group GECMC 2005-C1	GE Commercial Mortgage Corporation, as Depositor c/o General Electric Capital Corporation 125 Park Avenue, 10th Floor New York, New York 10017 Attn: Capital Markets/Daniel Vinson
Banc of America Securities LLC, as Underwriters 214 North Tryon Street NCI 027-22-03 Charlotte, North Carolina 28255 Attn: David Gertner Telecopy Number: (704) 386-1094	Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Underwriter 4 World Financial Center New York, New York 10080 Attn: David Rodgers Telecopy Number: (212) 449-3658
Deutsche Bank Securities Inc., as Underwriters 60 Wall Street New York, New York 10005 Attn: Lainie Kaye Telecopy Number: (212) 250-4579	Citigroup Global Markets, Inc., as Underwriters 388 Greenwich Street, 11th Floor New York, New York 10013 Attn: Angela Vleck Telecopy Number: (212) 816-8307
J.P. Morgan Securities Inc., as Underwriters 270 Park Avenue New York, New York 10017 Attn: Steven Z. Schwartz Managing Director Telecopy Number: (212) 834-6593

OFFICER'S CERTIFICATE
Re:    Annual Statement as to Compliance
          GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates Series 2005-C1

In accordance with Section 3.13 of the Pooling and Servicing Agreement dated as of February 17, 2005, entered into in connection with the above-referenced Certificates, the undersigned officer of GEMSA Loan Services, L.P., (the "Servicer") hereby certifies that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such

J:\Legal\Officer Certificates\2006 Officer's Certificates\2006OffCert183.doc

Officer's Certificate
March 6, 2006

review, the Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects, its obligations under the Agreement throughout such year, and (iii) the Servicer has received no notice regarding qualification, or challenging the status of the Lower-Tier REMIC or Upper-Tier REMIC as a REMIC or of the Grantor Trust as a "grantor trust" from the Internal Revenue Service or any other governmental agency or body.

/s/ Pat McEntee

Pat McEntee, Director, Portfolio Management, on
behalf of GEMSA Loan Services, L.P., in its capacity as Master

cc:    Jeff Wagner
         Midland Loan Services, Inc., Master Servicer
         10851 Mastin
         Overland Park, KS 66210
         Re: 63 Madison Avenue Whole Loan
        63 Lakeside Mall Whole Loan
                COMM 2005-LP5

      David H. Poiter Vice President
      Wachovia Securities, Master Servicer 8739 Research Drive
          Charlotte, NC 28262
          Re: Hope Square Professional Building
                 MezzCap 2005-C3

          Wells Fargo Bank, N.A., as Trustee
      Wells Fargo Center
          Sixth Street & Marquette Ave.
          Minneapolis, MN 55479-0123
      Re: Strategic Hotel Portfolio
     GE 2004-C3

LaSalle Bank National Association, as Trustee
135 South LaSalle Street, Suite 1625
Chicago, IL 60674-4107
Re: Strategic Hotel Portfolio Whole Loan
       COMM 2004-NB4

Wells Fargo Bank, N.A., as Trustee
Wells Fargo Center
Sixth Street & Marquette Ave.
Minneapolis, MN 55479-0123
Re: Strategic Hotel Portfolio Whole Loan
      GMAC 2004-C3

J:\LEGAL\OFFICER CERTIFlCATES\2006 OFFICER'S CERTIFICATES\20060FFCERT-183.DOC